Exhibit 99.1

Contact:	Ken Moyle Insightful Corporation (206) 283-8802 investor@insightful.com

INSIGHTFUL APPOINTS CHIEF FINANCIAL OFFICER

SEATTLE — July 28, 2004 — Insightful Corporation (NASDAQ:IFUL) a leading provider of software solutions for analysis of numeric and text data, today announced the appointment of Richard Barber to the position of Chief Financial Officer.

Barber has 13 years of combined experience in financial management, most recently as a provider of strategic financial consulting services to a broad array of high-tech companies ranging from small private companies to a public company with a market capitalization in excess of $1 billion. He previously held the position of Chief Financial Officer at Fullplay Media Systems, a public hardware and software company located in Bellevue, Washington. At Fullplay, he was responsible for financial reporting and corporate governance, including management of SEC filings and Sarbanes-Oxley compliance. Barber also managed investor relations, human resources, legal affairs, budgeting and forecasting. Prior to Fullplay, Barber spent nine years at KPMG, where he last held the position of senior manager in the high technology practice.

“We’re delighted that Rich has joined the Insightful team,” said Jeff Coombs, CEO of Insightful. “Rich’s deep experience in the high-tech industry will be of tremendous value in our strategic and financial planning. Moreover, we expect that his comprehensive knowledge of the Sarbanes-Oxley Act will be instrumental in our ongoing efforts to improve our internal controls.”

“I’m excited to be joining Insightful, because I believe it is well positioned within the growing markets of data and text analytics,” said Barber. “My first priorities as CFO will be to secure a new independent audit firm, release Q2 financial results, and to further develop the company’s mid- and longer-term business plans for growing our S-PLUS and InFact businesses.”

ABOUT INSIGHTFUL

Insightful Corporation (NASDAQ:IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The Company is a leading supplier of software and services for statistical data analysis, data mining and knowledge access enabling clients to gain intelligence from numeric and text data.

Insightful products include S-PLUS®, Insightful Miner, S-PLUS® Server and InFact®. Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions. The Company has been delivering industry-leading, high-ROI solutions for 17 years to thousands of companies in financial services, pharmaceuticals, biotechnology, telecommunications, manufacturing, plus government and research institutions.

Headquartered in Seattle, Insightful has offices in New York City, North Carolina, France, Switzerland, and the United Kingdom, with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com or call 1-800-569-0123.

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Note to Investors - Forward Looking Statements

This press release contains forward-looking statements, including statements about our new Chief Financial Officer; efforts to grow our business; our positioning within the data and text analytics markets; our efforts to improve our internal controls; our efforts to secure a new independent audit firm; our efforts to release second quarter financial results; and our efforts to further develop the Company’s mid- and longer-term business plans. Forward-looking statements are based on the judgment and opinions of management at the time the statements are made. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Actual results could differ materially from those expressed or implied by the forward-looking statements for a number of reasons, including the risks associated with our ability to compete in the highly competitive markets; rate of market acceptance of our software products and solutions; our ability to develop, introduce and market new products on a timely basis; our ability to retain our key employees or management team; and our ability to maintain effective internal financial and managerial systems, controls and procedures.. More detailed information regarding these and other factors that could affect our actual results is set forth in our filings with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q. You should not unduly rely on these forward-looking statements, which apply only as of the date of this release. We undertake no obligation to update publicly any forward- looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.